ENERGY TRANSFER PARTNERS, L.P.
UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma consolidated financial information of Energy Transfer Partners, L.P. (“ETP”) reflects the pro forma impacts of ETP’s merger with Regency Energy Partners LP (“Regency”), which was completed in April 2015 (the “Regency Merger”).

The unaudited pro forma condensed consolidated balance sheet gives effect to the Regency Merger as if it had occurred on March 31, 2015; the unaudited pro forma condensed consolidated statement of operations assumes that the Regency Merger was consummated on January 1, 2015. The unaudited pro forma condensed balance sheet and condensed consolidated statement of operations should be read in conjunction with (i) ETP's Quarterly Report on Form 10-Q for the three months ended March 31, 2015, (ii) ETP's Annual Report on Form 10-K for the year ended December 31, 2014, (iii) Regency's Quarterly Report on Form 10-Q for the three months ended March 31, 2015, and (iv) Regency's Annual Report on Form 10-K for the year ended December 31, 2014.

The unaudited pro forma condensed consolidated financial statements are for illustrative purposes only and are not necessarily indicative of the financial results that would have occurred if the Regency Merger had been consummated on the dates indicated, nor are they necessarily indicative of the financial position or results of operations in the future. The pro forma adjustments, as described in the accompanying notes, are based upon available information and certain assumptions that are believed to be reasonable as of the date of this document.

Regency Merger

In April 2015, ETP and Regency completed the previously announced merger of an indirect subsidiary of ETP, with and into Regency, with Regency surviving the merger as a wholly-owned subsidiary of ETP. As part of the merger consideration, each Regency common unit and Class F unit was converted into the right to receive 0.4124 ETP Common Units. Based on the Regency units outstanding, ETP issued approximately 172.2 million ETP Common Units to Regency unitholders, including approximately 15.5 million units issued to ETP subsidiaries.

In connection with the transaction, Energy Transfer Equity, L.P. (“ETE”), which owns the general partner and 100% of the incentive distribution rights of ETP, will reduce the incentive distributions it receives from ETP by a total of $320 million over a five-year period. The IDR subsidy will be $80 million in the first year post-closing and $60 million per year for the following four years. ETP and Regency are under common control of ETE; therefore, ETP will account for the Regency Merger at historical cost as a reorganization of entities under common control. Accordingly, beginning with the quarter ending June 30, 2015, ETP’s consolidated financial statements will be retrospectively adjusted to reflect the consolidation of Regency for all prior periods subsequent to May 26, 2010 (the date ETE acquired Regency’s general partner).

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
March 31, 2015
(in millions)

	ETP Historical	Regency Historical	Pro Forma Adjustments		ETP Pro Forma for Regency Merger
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,789	$59	$—		$1,848
Accounts receivable, net	2,464	384	(3)	a, f	2,845
Accounts receivable from related companies	127	76	(101)	a	102
Inventories	1,388	63	—		1,451
Exchanges receivable	36	—	9	f	45
Price risk management assets	12	65	—		77
Other current assets	390	16	2	f	408
Total current assets	6,206	663	(93)		6,776

PROPERTY, PLANT AND EQUIPMENT, net	31,649	9,540	(46)	a	41,143
ADVANCES TO AND INVESTMENTS IN UNCONSOLIDATED AFFILIATES	3,723	2,484	(1,216)	b	3,668
			(1,323)	c
GOODWILL	6,256	1,223	—		7,479
INTANGIBLE ASSETS, net	2,093	3,405	—		5,498
OTHER NON-CURRENT ASSETS, net	702	101	—		803
Total assets	$50,629	$17,416	$(2,678)		$65,367

See accompanying notes to unaudited condensed consolidated pro forma financial statements.

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
March 31, 2015
(in millions)

	ETP Historical	Regency Historical	Pro Forma Adjustments		ETP Pro Forma for Regency Merger
LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Accounts payable	$2,548	$430	$(113)	f	$2,865
Accounts payable to related companies	94	25	(90)	a, f	29
Exchanges payable	155	—	—		155
Price risk management liabilities	16	—	—		16
Accrued and other current liabilities	1,625	188	111	a, f	1,924
Current maturities of long-term debt	269	—	—		269
Total current liabilities	4,707	643	(92)		5,258

LONG-TERM DEBT, less current maturities	20,430	7,221	—		27,651
DEFERRED INCOME TAXES	4,036	—	24	f	4,060
NON-CURRENT PRICE RISK MANAGEMENT LIABILITIES	214	14	—		228
OTHER NON-CURRENT LIABILITIES	1,256	74	(24)	f	1,306

COMMITMENTS AND CONTINGENCIES

SERIES A PREFERRED UNITS	—	33	—		33
REDEEMABLE NONCONTROLLING INTEREST	15	—	—		15

EQUITY:
General Partner	282	770	(770)	c	282
Limited Partners
Common unitholders	9,232	8,351	(407)	c	17,138
			(38)	a
Class F Units	—	155	(155)	c	—
Class H Units	3,432	—	—		3,432
Class I Units	33	—	—		33
Accumulated other comprehensive income	(13)	—	—		(13)
Total partners’ capital	12,966	9,276	(1,370)		20,872
Noncontrolling interest	7,005	155	(1,216)	b	5,944
Total equity	19,971	9,431	(2,586)		26,816
Total liabilities and equity	$50,629	$17,416	$(2,678)		$65,367

See accompanying notes to unaudited condensed consolidated pro forma financial statements.

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF CONTINUING OPERATIONS
For the Three Months Ended March 31, 2015
(in millions, except per unit data)

	ETP Historical	Regency Historical	Pro Forma Adjustments		ETP Pro Forma for Regency Merger
REVENUES	$9,530	$999	$(203)	a, f	$10,326

COSTS AND EXPENSES:
Cost of products sold	8,040	641	(194)	a, f	8,487
Operating expenses	485	133	—		618
Depreciation, depletion and amortization	322	158	—		480
Selling, general and administrative	100	36	(3)	f	133
Total costs and expenses	8,947	968	(197)		9,718
OPERATING INCOME	583	31	(6)		608
OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized	(228)	(82)	—		(310)
Equity in earnings of unconsolidated affiliates	40	50	(33)	b, c	57
Losses on interest rate derivatives	(77)	—	—		(77)
Other, net	3	3	—		6
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX EXPENSE	321	2	(39)		284
Income tax expense from continuing operations	13	5	—		18
INCOME FROM CONTINUING OPERATIONS	$308	$(3)	$(39)		$266

ALLOCATIOAN OF INCOME FROM CONTINUING OPERATIONS:
General Partner	$242	$—	$—		$242
Common unitholders	(48)	(10)	(7)	d	(65)
Other Securities	87	3	(3)	d	87
Noncontrolling Interests	27	4	(29)	b	2
	$308	$(3)	$(39)		$266
INCOME FROM CONTINUING OPERATIONS PER COMMON UNIT:
Basic	$(0.17)	$(0.02)			$(0.11)
Diluted	$(0.17)	$(0.02)			$(0.11)

WEIGHTED AVERAGE LIMITED PARTNER UNITS:
Basic	323.8	410.7			495.8	e
Diluted	323.8	410.7			495.8	e

See accompanying notes to unaudited condensed consolidated pro forma financial statements.

ENERGY TRANSFER PARTNERS, L.P.
NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION
The unaudited pro forma condensed consolidated financial statements are for illustrative purposes only and are not necessarily indicative of the financial results that would have occurred if the Regency Merger had been consummated on the dates indicated, nor are they necessarily indicative of the financial position or results of operations in the future. The pro forma adjustments, as described in the accompanying notes, are based upon available information and certain assumptions that are believed to be reasonable as of the date of this document.
Pro Forma Adjustments

Following is a description of the pro forma adjustments made to the combined historical financial statements of ETP and Regency:

a.
Pro forma adjustments to eliminate related party balances and transactions between ETP and Regency, including commercial transactions, as well as fees for services provided under an operating and service agreement between ETP and Regency. These adjustments also include the elimination of profit recognized by a subsidiary of ETP from sales of equipment to Regency, including elimination of the cumulative amount of ETP’s profit related to such equipment sales included in Regency’s property, plant and equipment, net, as of March 31, 2015.

b.
Pro forma adjustments to eliminate Regency’s investment in Lone Star NGL LLC (“Lone Star”), a consolidated subsidiary of ETP. ETP owns a 70% interest in Lone Star, and Regency owned a 30% interest in Lone Star. Regency’s interest in Lone Star is reflected as a noncontrolling interest in ETP’s historical consolidated financial statements and is reflected as an equity method investment in Regency’s historical consolidated financial statements.

c.
Pro forma adjustment to eliminate limited partner interests in Regency held by a subsidiary of ETP. ETP indirectly owned 31.4 million Regency common units and all of the outstanding Regency Class F units; these interests were acquired in the SUGS Contribution on April 30, 2013. These limited partner interests converted to limited partner interests in ETP upon the closing of the merger, and the related amounts will subsequently be eliminated from ETP’s consolidated financial statements. This also includes an adjustment to eliminate the Regency general partner interest.

d.
Pro forma adjustments to limited partners’ income from continuing operations reflect the elimination of intercompany earnings between ETP and Regency. In addition, for the period ended March 31, 2015, $2 million of income attributable to Regency’s Class F units was reclassified from “other securities” to “Common unitholders” based on the conversion of Regency’s Class F units to common units.

e.
Pro forma weighted average limited partner units outstanding reflects (i) the conversion of Regency’s common and Class F units to ETP common units, based on the weighted average of Regency’s common and Class F units outstanding during the respective periods multiplied by the conversion rate of 0.4124. In addition, for the three months ended March 31, 2015, the pro forma weighted average also reflects the elimination of Regency common units held by a subsidiary of ETP (see additional information in note (c) above).

f.	Pro forma adjustments to conform Regency's presentation to ETP's.